Exhibit 10.3
[MVP American Securities, LLC Letterhead]

Selling Agent Agreement

[Date]
[Selling Agent Name]
[Address]
[City, State  ZIP Code]

Re: MVP REIT II, Inc.
Private Placement of Series A Convertible Redeemable Preferred Stock

Dear [SELLING AGENT NAME]:

We are acting as the lead placement agent and dealer manager in connection with the private placement by MVP REIT II, Inc., a Maryland corporation (the "Issuer"), of shares of its Series A Convertible Redeemable Preferred Stock and warrants to acquire shares of its common stock (collectively, the "Securities").  Up to $50 million of Series A Convertible Redeemable Preferred Stock will be offered on a best efforts basis to accredited investors in accordance with the requirements of Rule 506(c) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Offering").  The size of the Offering shall not exceed, at any time during the Offering, 60% of the total value of the then issued and outstanding shares of the Issuer's common stock.  For every share of Series A Convertible Redeemable Preferred Stock purchased at $1,000 per share in the Offering, the Issuer will issue to the holder of such share warrants to acquire 30 shares of its common stock.
As the lead placement agent, we have exclusive authority from the Issuer to enter into selling agreements with other securities dealers who wish to participate in the Offering.  You have been invited to participate on a non-exclusive basis in the selling group which we are organizing for the Offering.  This will confirm our mutual agreement as to the general terms and conditions applicable to your participation as a placement agent in the Offering.
1. Placement Agent Compensation.
(a) You will be paid a selling commission in the amount of 6.0% of the gross Offering proceeds received by the Issuer from sales which you effect.  You will be deemed to have effected the sale if you have introduced a prospective investor and the Issuer has accepted the subscription of such investor.  Selling commissions shall be paid promptly after receipt by the Issuer of the full purchase price for the Securities.  You hereby acknowledge and agree that the Issuer, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever or no reason, and no commission will be paid to you with respect to that portion of any subscription which is rejected.  Other than as provided in Schedule A, you will bear your own selling, marketing, due diligence and all other expenses, and neither the Issuer nor we will reimburse you for such expenses.  However, the Issuer will bear all costs of preparing and printing the private placement memorandum and obtaining any required regulatory approvals.

In no event shall the total aggregate compensation payable to you or any other selling agent exceed ten percent (10.0%) of gross offering proceeds from the Offering in the aggregate.
(b) Notwithstanding anything to the contrary contained herein, if the Issuer pays any selling commission to you for sale by you of one or more Securities and the subscription is rescinded as to one or more of the Securities covered by such subscription, then the Issuer shall decrease the next payment of selling commissions or other compensation otherwise payable to you by the Issuer under this Agreement by an amount equal to the commission rate established in this Section 1, multiplied by the number of shares of Series A Convertible Redeemable Preferred Stock as to which the subscription is rescinded.  If no payment of selling commissions or other compensation is due to you after such withdrawal occurs, then you shall pay the amount specified in the preceding sentence to the Issuer within a reasonable period of time not to exceed ten (10) days following receipt of notice by you from us or the Issuer stating the amount owed as a result of rescinded subscriptions.
2. Offering Materials and Arrangements.
(a) We will provide to you or cause to be provided to you electronic copies of the private placement memorandum ("PPM") and will make available to you such number of paper copies of the PPM as you may reasonably request as soon as practicable after sufficient copies are made available to us by the Issuer.  You agree that you will comply with the applicable federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering materials by brokers or dealers. The PPM includes a form of subscription agreement to be used exclusively for subscribing to the Securities.
(b) You agree that in offering the Securities for sale, you will rely upon no statements whatsoever, written or oral, other than the statements in the PPM.  You will not be authorized by the Issuer or by us to give any information or to make any representation not contained in the PPM in connection with the sale of such Securities.  You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Securities as an investment for you or your clients.  You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Securities are suitable for your clients, it is lawful for your clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities.  You agree not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.
(c) You further acknowledge and agree that, pursuant to securities exemptions applicable to the Offering, namely SEC Rule 506(c) and related state laws, the Issuer must verify the accredited status of each investor and that each prospective investor will be required to submit extensive financial information so that the Issuer can satisfy its verification obligation as part of the subscription documents.  You agree to introduce the Securities to investors that meet the accredited investor requirements only, and to submit, or cause to be submitted, such financial information and documentation as may be required for the Issuer to verify the accredited investor status of each prospective investor.  In offering the Securities, you will comply with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation the FINRA rules.

You further agree that in recommending the purchase of the Securities to an investor, you and each person associated with you that make such recommendation shall have reasonable grounds to believe, on the basis of information obtained from the investor concerning the investor's investment objectives, other investments, financial situation and needs, and any other information known by you, that:
(i)	the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in the PPM;
(ii)	the investor has a fair market net worth sufficient to sustain the risks inherent in an investment in the Securities, including loss of investment and lack of liquidity; and
(iii)	an investment in the Securities is otherwise suitable for the investor.
(d) You further agree as to investors to whom you make a recommendation with respect to the purchase of the Securities to maintain in your files documents disclosing the basis upon which the determination of suitability was reached as to each investor.
(e) You will comply in all respects with the subscription procedures and "Plan of Distribution" set forth in the PPM, and will submit subscriptions to the Issuer only on the form which is included as an exhibit to the PPM.  You understand and acknowledge that the Subscription Agreement must be executed and initialed by the subscriber as provided for by the Subscription Agreement, and that supporting documentation as to the subscriber's accredited investor status must be submitted along with each subscription for the Securities.
(f) In our capacity as lead placement agent, we will have exclusive authority to resolve any disputes between placement agents regarding responsibility for introduction of investors.
3. Representations, Warranties and Agreements.
(a) FINRA.  You represent and warrant that you are actually engaged in the investment banking or securities business and are a member in good standing of the Financial Industry Regulatory Authority, Inc. ("FINRA").  You agree to notify us immediately if any of the following happens:  you cease to be authorized or licensed by any authority in any relevant jurisdiction to offer Securities; you change your legal status (for example, from a corporation to a partnership or limited liability company); or you become aware that you may be in violation of any regulations applicable to the distribution of the Securities.  You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of FINRA's interpretation with respect to review of corporate financing as such requirements relate to such Offering.
You agree that you will not share any commissions or fees payable hereunder with any person who is not a FINRA member broker-dealer, except as permitted under the FINRA Rules.  You further represent and warrant to us at all times that you have obtained all required licenses and authorizations to legally carry out the activities contemplated by this Agreement in each jurisdiction where you are carrying out such activities.

Relationship Among Selling Agents.  Unless otherwise specified in a separate agreement between you and us, this agreement does not authorize you to act as agent for:  (i) us; (ii) any other selling agent; (iii) the Issuer; or (iv) any other seller of any Securities in the private placement.  Neither we nor the Issuer or its affiliates shall be under any obligation to you except for obligations assumed hereby or in any written communication from us in connection with any Offering.  Nothing contained herein or in any written communication from us shall constitute a partnership or association between or among us and any selling agent or with one another.  If any selling agents, among themselves, should be deemed to constitute a partnership for federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election.  You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service.  In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more selling agents participating in such Offering, or against us or the Issuer, based upon the claim that the selling agents, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.
(b) Blue Sky Laws.  Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction.  You agree to:  (i) only engage in a distribution in accordance with the terms of any restrictions in the PPM; (ii) not conduct any distribution which would constitute, in any jurisdiction, a public offer as defined by the law of the relevant jurisdiction or in any other jurisdiction in which the Offering is not permitted, unless you have requested of us and we have confirmed to you that the Securities are approved for public offer or otherwise in such jurisdiction; and (iii) observe the dates of any subscription period.
(c) U. S. Patriot Act/Office of Foreign Asset Control (OFAC).  You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they comply and will comply with all applicable rules and regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury and all applicable requirements of the U.S. Bank Secrecy Act and the USA PATRIOT Act and the rules and regulations promulgated thereunder.  You agree to only market, offer or sell Securities in jurisdictions agreed by us and excluding those jurisdictions on the Country Sanctions Programs of the OFAC.
(d) Cease and Desist Proceedings.  You represent and warrant that you are not the subject of a pending proceeding under Section 8A of the Securities Act of 1933 in connection with the Offering.

(e) Compliance with Law.  You agree that in selling Securities pursuant to the Offering (which agreement shall also be for the benefit of the Issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934, the applicable rules and regulations of the Securities & Exchange Commission thereunder, the applicable rules and regulations of FINRA and the applicable rules and regulations of any other regulatory organization having jurisdiction over your activities.  You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they have not relied upon advice from us, the Issuer or any of our or their respective affiliates regarding the suitability of the Securities for any investor.
(f) Electronic Media.  You agree that you are familiar with the Commission's guidance on the use of electronic media to deliver documents under the federal securities laws and all guidance published by FINRA or its predecessor concerning delivery of documents by broker-dealers through electronic media.
4. Indemnification; Hold Harmless.  You hereby agree to indemnify and hold us harmless and to indemnify and hold harmless the Issuer and any of our or their affiliates from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any action or claim) caused by your failure or the failure of any other subsidiary, affiliate or agent of yours or the failure of any selling agent of yours to offer or sell the Securities in compliance with any applicable law or regulation, to comply with the provisions hereof including, but not limited to, any actual or alleged breach or violation of any representations and warranties contained herein or to obtain any consent, approval or permission required in connection with the distribution of the Securities.  You acknowledge and agree that the Issuer has retained the right to accept or reject any investor's subscription in its sole discretion, and you will have no cause of action against the Issuer or us based upon the Issuer's decision to reject the subscription of any investor.  You will hold us and the Issuer harmless with respect to any claim based upon the Issuer's decision to reject an investor's subscription.  This provision shall survive any termination of this Agreement.
5. Termination; Supplements and Amendments.  This Agreement shall continue in full force and effect until the earlier of (i) termination by a written instrument executed by each of the parties hereto, (ii) the Issuer's decision, in its sole discretion, to terminate the Offering, or (iii) the completion of the Offering.  We may also terminate this Agreement immediately upon written notice in the event of your breach of this Agreement or at any time, at our discretion, with 15 days prior written notice of termination. Any expiration or termination of the term of this Agreement shall be without prejudice to rights accruing at or before or in connection with or after such termination, including without limitation, any rights to placement agent compensation accrued prior to termination or cancellation of this Agreement as well as any rights arising under Section 4 hereof.  This Agreement may be supplemented or amended by a written instrument executed by each of the parties hereto.  Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented.

6. Successors and Assigns.  This Agreement may not be assigned without the consent of all parties hereto.  This Agreement shall be binding on, and inure to the benefit of, the parties hereto and the respective successors and permitted assigns of each of them.
7. Governing Law; Disputes.  This Agreement and the terms and conditions set forth herein shall be governed by, and construed in accordance with, the laws of the State of New York.  Any disputes shall be submitted for binding arbitration through FINRA.
8. Notices.  All written notices as referred to herein shall be sent by courier, electronic mail or facsimile to the address and contact numbers indicated in this Section below if to the dealer manager or below the signature of the selling agent, if to the selling agent:
MVP American Securities, LLC
8880 W. Sunset Road #232
Las Vegas, Nevada 89148
Office: (702) 534-5580
 Facsimile No.: (702) 605-8141
All notices or other communications required or permitted hereunder shall be deemed given or delivered:  (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder.
9. Supersedes Prior Agreement; Counterparts.  This Agreement, as amended and supplemented from time to time, represents the sole and entire Agreement between the Parties relating to the subject matter herein and supersedes all prior understandings, agreements and documentation relating to the subject matter.  This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.
[Signature page follows]

Please confirm your acceptance of and agreement to the terms and conditions of this Agreement by signing and returning to us the enclosed copy of this Agreement.
Very truly yours,

MVP American Securities, LLC

By:  __________________________         [____________]
        [Title]

CONFIRMED:  ______________________, 20___

[SELLING AGENT NAME]

By:

Name:
            (Print name)
Title:

Address for Notices:

SCHEDULE A
TO SELLING AGENT AGREEMENT

In addition to the selling commissions payable to you, as a selling agent, pursuant to Section 1 of this Agreement, the Issuer may pay non-affiliated selling agents a one-time fee separately negotiated between with the Issuer or the dealer manager on behalf of the Issuer and each selling agent for due diligence expenses of up to 2.0% of the gross Offering proceeds.
The Issuer may pay a dealer manager fee to MVP American Securities, LLC of up to 2.0% of gross offering proceeds from the sale of the shares of Series A Convertible Redeemable Preferred Stock as compensation for acting as dealer manager. MVP American Securities may reallow a portion of its dealer manager fee earned on the proceeds raised by a participating broker-dealer, to such participating broker-dealer as a marketing fee. The amount of the marketing fee to be reallowed to any participating broker-dealer will be determined by the dealer manager in its sole discretion.